UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2013

NEENAH PAPER, INC.

(Exact name of registrant as specified in charter)

Delaware	001-32240	20-1308307
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3640 Preston Ridge Road

Alpharetta, Georgia 30005

(Address of principal executive offices / Zip Code)

(678) 566-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act.

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 23, 2013, Neenah Paper, Inc. (the “Company”) entered into an indenture (the “2021 Notes Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee (the “2021 Notes Trustee”), under which the Company issued $175.0 million aggregate principal amount of its 5.25% Senior Notes due 2021 (the “2021 Notes”). The 2021 Notes will be guaranteed on a senior unsecured basis by each of the Company’s Restricted Subsidiaries (as defined in the 2021 Notes Indenture) that is an obligor or guarantor under its existing senior secured credit facility or guarantees any other indebtedness of the Company or its domestic Restricted Subsidiaries (the “Guarantors”).

The 2021 Notes were sold in a private placement transaction, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

The Company will use a portion of the net proceeds from the sale of the 2021 Notes to fund the redemption price of its outstanding 7.375% Senior Notes due 2014 (the “2014 Notes”), which are being called for redemption in full on June 24, 2013.  The Company intends to use the balance of the net proceeds from the sale of the 2021 Notes to repay borrowings under the Company’s existing senior secured revolving credit facility, and for other general corporate purposes.

The 2021 Notes will mature on May 15, 2021. Interest on the 2021 Notes is payable in arrears on May 15 and November 15 of each year, beginning on November 15, 2013.

The Company may redeem some or all of the 2021 Notes at any time on or after May 15, 2016 at redemption prices of 103.938%, 102.625%, and 101.313% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on May 15 of the years 2016, 2017, and 2018, respectively, and at a redemption price of 100% of the principal amount thereof on and after May 15, 2019, in each case plus accrued and unpaid interest, if any, to the redemption date.

Prior to May 15, 2016, the Company may redeem some or all of the 2021 Notes from time to time at a redemption price equal to 100% of the principal amount of the 2021 Notes being redeemed plus a make-whole premium determined as set forth in the 2021 Note Indenture and accrued and unpaid interest to the redemption date.

In addition, prior to May 15, 2016, the Company may redeem up to 35% of the 2021 Notes with the proceeds from certain equity offerings, at a redemption price of 105.250% of the principal amount of the 2021 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date, so long as after giving effect to such redemption, at least 65% in aggregate principal amount of the 2021 Notes remain outstanding.

If the Company experiences certain types of changes of control, it will be required to offer to purchase the 2021 Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to the purchase date.  Also, if the net cash proceeds received from certain asset sales are not applied to prescribed uses within the applicable time period specified in the 2021 Notes Indenture, and such unapplied net cash proceeds exceed $25.0 million, the Company will be required to offer to purchase certain of the outstanding 2021 Notes at par plus accrued interest to the date of purchase, as more specifically provided in the 2021 Notes Indenture.

The 2021 Notes Indenture includes covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: incur additional debt; pay dividends on their capital stock or repurchase their capital stock; make certain investments; enter into certain types of transactions with affiliates; limit dividends or other payments by their restricted subsidiaries to the Company; use assets as security in other transactions; engage in sale-leaseback transactions; and sell certain assets or merge with or into other companies. Certain of these covenants will be suspended if the 2021 Notes are assigned an investment grade rating by both S&P and Moody’s, and no default has occurred and is continuing, as certified by the Company to the Trustee. If either rating on the 2021 Notes should subsequently be reduced to below investment grade, the suspended covenants will be reinstated.  The covenants are subject to a number of important exceptions and qualifications set forth in the 2021 Notes Indenture.

The 2021 Notes Indenture provides for customary events of default, including, among other things: failure to make required payments on the 2021 Notes; failure to comply with certain agreements or covenants in the 2021 Notes Indenture; failure to pay at maturity, or upon acceleration of, certain other material indebtedness; certain events of bankruptcy and insolvency; and failure to pay certain material judgments.  An event of default under the 2021 Notes Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2021 Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the 2021 Notes.

The 2021 Notes are senior unsecured obligations of the Company and will rank equally in right of payment with all its existing and future senior unsecured indebtedness. The guarantees of the 2021 Notes are senior unsecured obligations of the Guarantors and will rank equally in right of payment with all existing and future senior unsecured indebtedness of the Guarantors.  The 2021 Notes and the guarantees of the 2021 Notes will be effectively subordinated to the Company’s and the Guarantors’ existing and future secured indebtedness (to the extent of the value of the collateral) and will be structurally subordinated to all indebtedness and other obligations of the Company’s subsidiaries that do not guarantee the 2021 Notes, including the trade creditors of such non-guarantor subsidiaries.

The foregoing description of the 2021 Notes and the 2021 Notes Indenture is qualified in its entirety by reference to the 2021 Notes Indenture (including the form of note attached thereto), a copy of which is included as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 above is hereby incorporated by reference into this Item.

Item 2.04                                           Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 23, 2013, the Company irrevocably instructed the trustee under the November 30, 2004 indenture governing the 2014 Notes (as supplemented, the “2014 Notes Indenture”) to issue a notice calling all of the Company’s outstanding 2014 Notes for redemption on June 24, 2013. The 2014 Notes will be redeemed at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption. The 2014 Notes will be redeemed in accordance with the terms of the 2014 Notes and the 2014 Notes Indenture. The Company plans to fund the redemption using proceeds from its offering of the 2021 Notes, described under Item 1.01 above.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture dated as of May 23, 2013, by and among the Company, the Guarantors named therein, and the 2021 Notes Trustee.

99.1	Press Release dated May 23, 2013 announcing the Company’s closing of its previously announced $175 million Senior Notes Offering and Redemption of 7.375% Senior Notes due 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Dated: May 24, 2013	By:	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Indenture dated as of May 23, 2013, by and among the Company, the Guarantors named therein, and the 2021 Notes Trustee.

99.1	Press Release dated May 23, 2013 announcing the Company’s closing of its previously announced $175 million Senior Notes Offering and Redemption of 7.375% Senior Notes due 2014.